SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PANDORA MEDIA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-3352630
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2101 Webster Street, Suite 1650

Oakland, CA 94612

(Address of Principal Executive Offices and Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common stock, par value $0.0001 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒:

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-172215

Securities to be registered pursuant to Section 12(g) of the Act: Not Applicable

Item 1:	Description of Registrant’s Securities to be Registered

A description of the common stock, par value $0.0001 per share (the “Common Stock”), of Pandora Media, Inc., a Delaware corporation (the “Registrant”) to be registered hereunder is set forth under the caption “Description of Capital Stock” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-172215) as originally filed with the Securities and Exchange Commission (the “Commission”) on February 11, 2011, as subsequently amended (the “Registration Statement”), and is incorporated herein by reference. In addition, a description of the Common Stock will be included in a prospectus to be subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Registration Statement, and such prospectus is incorporated herein by reference.

Item 2:	Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Pandora Media, Inc.

By:	/s/ Joseph Kennedy
	Name:	Joseph Kennedy
	Title:	Chief Executive Officer, President and Chairman of the Board

Date: June 7, 2011

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